UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 8, 2012

ANTERO RESOURCES LLC

(Exact name of registrant as specified in its charter)

Delaware	333-164876-06	90-0522242
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1625 17th Street
Denver, Colorado 80202
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (303) 357-7310

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01              Regulation FD Disclosure.

On November 8, 2012, Antero Resources held an investor conference call to discuss its financial results for the three and nine months ended September 30, 2012.  During the call, the Company provided information regarding its internal estimates for 2013 production, capital budget, and EBITDAX.  The Company stated that its preliminary target for 2013 production is from 575 to 625 million cubic feet equivalent gas per day and, that to achieve this level of production, the Company would need to have a drilling and completion budget of over $1.1 billion plus midstream infrastructure spending of over $200 million, for a total estimated 2013 capital budget of approximately $1.4 billion.  The Company stated that this level of production could result in 2013 EBITDAX of between $750 and $800 million based on current strip pricing.  The information released in the conference call is preliminary and has not been approved by the Company’s Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANTERO RESOURCES LLC

By:	/s/ Glen C. Warren, Jr.

Glen C. Warren, Jr.
President and Chief Financial Officer

Dated: November 12, 2012